Exhibit 99.1

Guaranty Bancorp and Home State Bancorp to Merge

•                  Two premier community bank holding companies to join to form one of the largest bank holding companies based in the state of Colorado

•                  Combined company to have approximately $3.3 billion in total assets and $2.5 billion in total deposits

•                  Broader selection of products and services, expanded locations and ATM network are some of the benefits to Colorado businesses and consumers

•                  EPS accretion of approximately 14.8% in 2017

DENVER (March 16, 2016) Guaranty Bancorp (NASDAQ: GBNK), the holding company for Guaranty Bank and Trust Company, and Home State Bancorp, the holding company for Home State Bank, today announced the signing of a definitive merger agreement, creating one of the largest Colorado-based bank holding companies. Following the closing of the transaction, Home State Bank will be merged into Guaranty Bank and Trust Company.

Based on financial results as of December 31, 2015, the combined company will have approximately $3.3 billion in total assets, $2.5 billion in total deposits and $2.3 billion in total gross loans. As of December 31, 2015, Home State Bancorp had consolidated tangible equity of $80.7 million.

The combined organization’s expanded branch and ATM network, across the Colorado Front Range, will provide further conveniences to its customers and the community. For employees, the larger organization will provide greater career development opportunities. For shareholders, Guaranty Bancorp expects that the transaction will, upon closing, be immediately accretive to EPS (excluding merger-related charges), with EPS accretion of approximately 14.8% in 2017.

“I am pleased to announce the combination of two very strong community banks dedicated to serving the financial needs of businesses and consumers in the state of Colorado,” said Paul W. Taylor, President and Chief Executive Officer of Guaranty Bancorp. “Together, our customers will benefit from an expanded branch network, a broader selection of products and services, and our increased lending capacity to help them reach their financial goals. Our shared vision to deliver exceptional customer service, complemented by our local decision making, and commitment to community banking makes this combination the perfect fit.”

Mr. Taylor continued, “We have had a great deal of respect for Home State Bank, the Devereaux family, and the management team and employees of the bank for a long time. I look forward to this exciting opportunity for our combined customers, employees and shareholders.”

In 1970, Jack Devereaux, Sr. purchased Home State Bank. For the 35 years that Jack Sr. was at the helm of Home State Bank, he personified community banking through his dedication and support of the community and the relationships he developed with the hundreds of employees and customers he helped. The merger of these two premier community banks represents the culmination of the vision that Jack Devereaux, Sr. had 46 years ago for community banking in Colorado. Harry J. Devereaux, current President and Chief Executive Officer of Home State Bank and President of Home State Bancorp stated, “We chose Guaranty as our partner due to our shared culture and commitment to Colorado. We are pleased to continue our long tradition of community based banking with personal service and to further our commitment to our local communities.”

Upon consummation of the transaction, the leadership team will be comprised of executives from both organizations. Paul Taylor will continue to serve as President and Chief Executive Officer of Guaranty Bancorp and Chief Executive Officer for Guaranty Bank and Trust Company. Harry Devereaux will serve in an executive role in the combined organization.

Highlights of the Announced Transaction:

•                  In-market consolidation that strengthens the combined company’s market share in attractive Colorado Front Range markets

•                  Low-cost core deposit base for Home State made up of 24.2% non-interest bearing demand deposits and 87.9% non-CDs with a total cost of deposits of 0.23% as of December 31, 2015

•                  Opportunity for significant operational synergies for the combined company

Transaction Details

The aggregate merger consideration is currently estimated at approximately $133.7 million, based on a $15.11 closing price of Guaranty Bancorp’s common stock on March 15, 2016.  Under the terms of the definitive agreement, shareholders of Home State Bancorp will receive aggregate cash consideration of $35.0 million (subject to certain adjustments) and 6,533,914 common shares of Guaranty Bancorp (subject to certain adjustments), currently valued at approximately $98.7 million as of March 15, 2016.  Home State Bancorp shareholders will own approximately 23.1% of the combined company.  The value of the stock portion of the consideration will fluctuate based on the value of Guaranty Bancorp’s common stock. Guaranty Bancorp expects earnings accretion of approximately 14.8% in 2017 and tangible book value dilution to be earned back in approximately 4.4 years.

The merger has been unanimously approved by the boards of directors of both companies and is expected to close in the summer of 2016, subject to regulatory and shareholder approval and certain other customary closing conditions.  Directors and certain principal shareholders of Home State Bancorp and directors of Home State Bank, collectively holding approximately 70.4% of Home State Bancorp stock, have entered into agreements with Guaranty Bancorp whereby they have committed to vote their shares in favor of the merger.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to Guaranty Bancorp and delivered a fairness opinion to the Board of Directors of Guaranty Bancorp. Bieging Shapiro & Barber LLP served as outside legal counsel to Guaranty Bancorp. KPMG Corporate Finance LLC and Bent St. Vrain & Co. acted as financial advisors to Home State Bancorp and Sheshunoff & Co. delivered a fairness opinion to the Board of Directors of Home State Bancorp. Lewis Roca Rothgerber Christie LLP served as legal counsel to Home State Bancorp.

An investor presentation in connection with the transaction will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the Guaranty Bancorp website at www.gbnk.com under the link for “Presentations.”

About Guaranty Bancorp

Guaranty Bancorp is a $2.4 billion financial services company that operates as the bank holding company for Guaranty Bank and Trust Company, a premier Colorado community bank. Guaranty Bank provides comprehensive financial solutions to consumers and small to medium-sized businesses that value local and personalized service. In addition to loans and depository services, Guaranty Bank also offers wealth management solutions, including trust and investment management services. More information about Guaranty Bancorp can be found at www.gbnk.com and information about Guaranty Bank and Trust Company can be found at www.GuarantyBankCO.com.

About Home State Bancorp

Home State Bancorp is an $875 million financial services company that operates as the bank holding company for Home State Bank, a 65 year old leader in Colorado community banking.  Over the years the mission of Home State Bank has remained the same — “To build lasting, mutually beneficial relationships between staff, customers and community by delivering sound financial solutions and exceptional customer service”.  Home State Bank provides financial services to both consumers and business customers who value community banking and local decision making.   The bank provides loans, depository services, 24 hour online and mobile banking, merchant services, mortgage services, as well as wealth management services including trust management.  Home State Bank currently operates 11 branches located in Loveland, Fort Collins, Windsor, Berthoud, Longmont and Lafayette. For more information about Home State Bank please visit www.homestatebank.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Guaranty Bancorp, Home State Bancorp and the proposed merger within the meaning of the federal securities laws. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: economic, political and market conditions and fluctuations; competition; prior to the completion of the proposed merger, Home State Bancorp’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers and other business partners or governmental entities; the proposed merger not being timely completed if completed at all;  the expected cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all; governmental approval of the proposed merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the proposed merger; conditions to the closing of the proposed merger may not be satisfied; the shareholders of Guaranty Bancorp may not approve the proposed merger or the issuance of shares of Guaranty Bancorp common stock for the proposed merger; and other factors identified in our filings with the SEC. Annualized, pro forma, projected and estimated numbers in this press release are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Guaranty Bancorp and Home State Bancorp undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger transaction, a registration statement on Form S-4 will be filed with the SEC by Guaranty Bancorp. The registration statement will contain a joint proxy statement/prospectus to be distributed to the shareholders of Home State Bancorp and Guaranty Bancorp in connection with their vote on the merger. Shareholders of Home State Bancorp and Guaranty Bancorp are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement / prospectus that will be part of the registration statement, because they will contain important information about the proposed merger.  The final joint proxy statement/prospectus will be mailed to shareholders of Home State Bancorp and Guaranty Bancorp. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Guaranty Bancorp will be available free of charge by (1) accessing the Guaranty Bancorp website at www.gbnk.com under the “SEC Filings” link (2) writing Guaranty Bancorp at 1331 17th Street, Suite 200, Denver, CO 80202, Attention: Investor Relations or (3) writing Home State Bancorp at 2695 West Eisenhower Boulevard, Loveland, CO 80537, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of Guaranty Bancorp may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information about the directors and executive officers of Guaranty Bancorp is included in the proxy statement for its 2015 annual meeting of Guaranty Bancorp shareholders, which was filed with the SEC on March 27, 2015. The directors, executive officers and certain other members of management and employees of Home State Bancorp and Home State Bank may also be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Home State Bancorp. Information about the directors and executive officers of Home State Bancorp will be included in the joint proxy statement/prospectus for the merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Guaranty Bancorp

Paul Taylor

President and Chief Executive Officer

(303) 293-5563

paul.taylor@gbnk.com

or

Home State Bancorp

Harry Devereaux

President

(970) 613-2178

harry.devereaux@homestatebank.com